Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of KASKAD CORP..(the "Registrant") on Form 10-Q  for the nine-month period ended February 28, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Pesic, Chief Executive Officer, President and Chief Financial Officer of the Registrant certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Kaskad Corp.

Date: August 9, 2019	By:	/s/ Peter Pesic
Peter Pesic Chief Executive Officer and Chief Financial Officer